AMTECH SYSTEMS, INC. AND SUBSIDIARIES
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                                   EXHIBIT 11
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                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
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              FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
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                                               1995         1994         1993
                                            ----------   ----------   ----------


Net income                                  $  226,568   $   94,004   $  508,670
                                            ==========   ==========   ==========


            PRIMARY
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Weighted average number of
 common shares outstanding
 during the year                             1,901,426      945,351      987,538

Add - common  equivalent  shares
 determined using the "treasury stock"
 method representing shares issuable
 upon vesting of stock bonuses and
 exercise of employee and director
 stock options                             (1)     --        19,191        3,724
                                            ----------   ----------   ----------

Weighted average number of shares
 used in the calculation of primary
 income per common share                     1,901,426      964,542      991,262
                                            ==========   ==========   ==========

Primary income per
 common share                               $      .12   $      .10   $      .51
                                            ==========   ==========   ==========


          FULLY DILUTED
---------------------------------
Weighted average number of shares
 used in calculating primary
 income per common share                     1,901,426      964,542      991,262

Add incremental shares representing
 shares issuable upon exercise of
 stock options and warrants based
 upon the year-end market price             (1)   --            258       21,432
                                            ----------   ----------   ----------

Weighted average number of shares
 used in the calculation of fully
 diluted income per common share             1,901,426      964,800    1,012,694
                                            ==========   ==========   ==========

Fully diluted income
 per common share                           $      .12   $      .10   $      .50
                                            ==========   ==========   ==========


                                   EXHIBIT 11

(1)  Determined using the modified treasury stock method.